ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

LORD ABBETT GLOBAL FUND, INC.

LORD ABBETT GLOBAL FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Articles of Incorporation of the Corporation (“Articles”), as heretofore amended, are further amended to change the legal name and designation of the existing series of the Corporation named “Lord Abbett Developing Local Markets Fund” to “Lord Abbett Emerging Markets Currency Fund.”

SECOND: The amendment of the Articles set forth herein has been duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by § 2-605(a)(2) of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

THIRD: Pursuant to § 2-610.1 of the General Corporation Law of the State of Maryland, the amendment set forth herein will become effective January 31, 2011.

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended from time to time.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary, and witnessed by its Vice President and Assistant Secretary on January 27, 2011.

LORD ABBETT GLOBAL FUND, INC.

By: /s/ Lawrence H. Kaplan

      Lawrence H. Kaplan

      Vice President and Secretary

WITNESS:

/s/ Thomas R. Phillips

Thomas R. Phillips

Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT GLOBAL FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan

Lawrence H. Kaplan

Vice President and Secretary